  Exhibit 99.2

Level Brands Provides Corporate Update

Proposals to be voted on at 2019 Annual Meeting Include Corporate Name Change

to cbdMD and Expansion of Board of Directors

CHARLOTTE, N.C.—February 15, 2019—(BUSINESS WIRE)--Level Brands, Inc. (NYSE American: LEVB) announced today that the proposals to be considered at the 2019 annual meeting of shareholders scheduled for March 29, 2019 include a change of its corporate name to cbdMD Inc. and the expansion of its Board of Directors to include three new board members, among other items. The name change comes less than two months after the company acquired the nationally recognized consumer cannabidiol (CBD) brand cbdMD as part of the mergers with Cure Based Development LLC which closed on December 20, 2018.

 “Our mission is to make cbdMD the leading CBD brand in America. As the first CBD consumer brands company on the NYSE American, we believe changing our corporate name to cbdMD Inc. reflects the primary focus of our company and provides a unique platform to promote our brand. If the name change is approved at the 2019 annual meeting of shareholders, we expect to change the ticker symbol of our common stock on NYSE American to “YCBD.” said Martin A. Sumichrast, Chairman and CEO of Level Brands.

“In an effort to add further expertise related to brand building, our Board of Directors have also nominated a slate of nine directors for election at the 2019 annual meeting to including three director nominees who are leading brand building executives. Peter Ghiloni, Scott Stephen and Billy Raines have each built incredible brands in their careers and we are confident they will add value to our brand building efforts” said Martin A. Sumichrast, Chairman and CEO of Level Brands.

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Mr. Peter Ghiloni, served for 6 years as the President/CEO of Swisher International, the largest cigar company in the America. During his leadership, Mr. Ghiloni was instrumental in building the Swisher brand in over 60 countries worldwide.
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Mr. Scott Stephen, is the current Chief Growth Officer of Guaranteed Rate, Inc., one of the leading mortgage companies in America. He focuses on growth initiatives that will have a material operating income impact across all divisions of the company. Mr. Stephen was instrumental in building the company’s partnership with the Chicago White Sox, highlighted by the securing of the naming rights of their ballpark to Guaranteed Rate Field. Mr. Stephen was also the former COO of Playboy Enterprises for 9 years.
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Mr. William Raines, is the current CEO of DataTech Global, an online technology company located in Charlotte, NC. Mr. Raines served as the CEO of Blu, an ecig company which was sold to Lorillard Tobacco for $135 million in 2012.

Level Brands, Inc. filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) on February 14, 2019. This press release does not constitute a solicitation of any vote or approval with respect to the proposals to be voted upon by the Level Brands, Inc. shareholders at the 2019 annual meeting to be held on March 29, 2019. Information regarding those proposals is contained in the preliminary proxy statement. YOU ARE STRONGLY ENCOURAGED TO READ THE PRELMINARY PROXY STATEMENT IN ITS ENTIRETY AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, INCLUDING THE DEFINITIVE PROXY STATEMENT, AS WELL AS ANY OTHER DOCUMENTS FILED BY US WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. You may obtain a copy of the preliminary proxy statement at no charge at the Investors/SEC Filings section of the Level Brands, Inc. corporate website at www.levelbrands.com, or at the SEC’s website at www.sec.gov.

About Level Brands, Inc. (www.LevelBrands.com)

Level Brands owns and operates the nationally recognized consumer cannabidiol (CBD) brand cbdMD, whose current products include CBD gummies, CBD tinctures, CBD topical, CBD bath bombs, CBD oils, and CBD pet products. The Company also operates a licensing and corporate brand management businesses under the kathy ireland® Health & Wellness; Ireland Men One (I'M1), and Encore Endeavor One (EE1) brands, as well as a personal products division Beauty & Pin-Ups.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Level Brands, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 as filed with the SEC on December 12, 2018, our Quarterly Report on Form 10-Q for the period ended December 31, 2018 as filed with the SEC on February 14, 2019 and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Level Brands, Inc. and are difficult to predict. Level Brands, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Investors:

RedChip Companies
Craig Brelsford, 407-644-4256
craig@redchip.com